Exhibit 99.1

NEWS RELEASE	800 Gessner • Suite 500 • Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors	John Roper	(713) 513-9505

AT Pierpont
Communications:	Media	Clint L. Woods	(713) 627-2223
FOR IMMEDIATE RELEASE
TUESDAY, OCT. 28, 2008
GROUP 1 AUTOMOTIVE REPORTS THIRD-QUARTER 2008 FINANCIAL RESULTS
HOUSTON, Oct. 28, 2008 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today reported 2008 third-quarter adjusted net income from continuing operations of $9.4 million, or $0.42 per diluted share. This compares to adjusted net income from continuing operations of $22.1 million, or $0.95 per diluted share, in the third quarter of 2007. As shown in the attached reconciliation table, results in both periods include lease termination charges; non-cash asset impairment charges; as well as, adjustments related to redemption of Group 1’s 8.25% senior subordinated notes. The 2008 third-quarter results included a $48.1 million pretax charge for non-cash asset impairments. Including this charge, net income from continuing operations was $(20,571) million, or $(0.91) per diluted share.
Due to the overall decline in auto industry sales, as well as business interruption in several key markets caused by hurricanes, third-quarter 2008 same-store revenues fell 15.9 percent, to $1.4 billion. This decline was driven by an 18.2 percent reduction in new vehicle unit sales that resulted in 17.9 percent lower new vehicle revenues, as well as an 18.5 percent decrease in total used vehicle revenues. Retail used vehicle revenues fell 13.9 percent and used wholesale revenues declined 34.4 percent on 11.1 percent and 23.5 percent fewer unit sales, respectively. Finance and insurance (F&I) revenues fell 13.4 percent, despite a 3.0 percent increase in gross-profit-per-retail-unit-sold, as retail unit sales fell 15.9 percent. Remarkably, parts and service sales continued to demonstrate growth even in the face of the biggest auto retail industry downturn in two decades with a 1.1 percent increase in total revenues. The growth in parts and service included a 3.4 percent rise in service revenues.
Same-store gross margin improved 50 basis points, to 16.0 percent, from the third quarter of 2007. The gross margin growth reflected an increase in the mix of the higher-margin parts and service and F&I businesses, partially offset by lower margins in new vehicles, retail used vehicles and in the parts and service businesses.
On a consolidated basis, selling, general and administrative (SG&A) expenses as a percent of gross profit increased 540 basis points, to 82.4 percent, as lower gross profit offset the decline in SG&A expenses. SG&A expenses declined 2.2 percent, or $4.3 million, from the prior-year period, as cost saving measures were realized.
“As we previously announced, third-quarter results were affected by Hurricane Gustav and Hurricane Ike, which negatively impacted our revenues, profits and expenses,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “In addition, the current financial crisis has eroded consumer confidence and negatively

Group 1 Automotive, Inc.
impacted the traffic we are seeing at our stores. In this environment, we continue to focus on our parts and service business, which continued to show growth this quarter.”
Share Repurchase
During the quarter, Group 1 repurchased 37,300 shares of its common stock at an average price of $20.76 under a board-authorized $20 million share repurchase program.
2008 Corporate Development Update
Group 1 reported that no acquisitions were completed during the third quarter. Year to date, Group 1 acquired a total of five franchises expected to generate $90.2 million in estimated annual revenues. The company announced that it does not anticipate completing any further acquisitions in 2008.
In addition, Group 1 disposed of five franchises in the third quarter with 12-month revenues of $17.7 million. These dispositions include the disposal of four franchises (Pontiac, Buick, GMC and Cadillac) in Beaumont, Texas, in late July that were previously announced and the termination of a Volkswagen franchise in Kansas on Aug. 31.
2008 Full-Year Guidance
Group 1 announced that it is suspending its 2008 full-year earnings guidance.
“Given the current volatility in the automotive industry, consumer lending and the overall economy, it is virtually impossible to project near-term industry sales levels,” said Hesterberg. “Therefore our management team determined that it is not feasible to issue earnings guidance at this time. Group 1 wants our shareholders to know that we are taking the appropriate steps to rightsize the business for the current environment, including a series of additional cost-cutting actions we began to implement as of October. These actions should be fully implemented by year end and are expected to generate approximately $35 million in annualized savings.”
Third-Quarter Earnings Conference Call
Group 1’s senior management will host a conference call today at 10 a.m. EDT to discuss the third-quarter financial results and the company’s outlook and strategy.
The conference call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at: 800-257-2182 (domestic) or 303-262-2005 (international).
A telephonic replay will be available following the call through Nov. 4 by dialing: 800-405-2236 (domestic) or 303-590-3000 (international) with passcode 11120953#.
About Group 1 Automotive Inc.
Group 1 owns and operates 100 automotive dealerships, 133 franchises, and 25 collision service centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
Group 1 Automotive can be reached on the Internet at www.group1auto.com.

Group 1 Automotive, Inc.
     This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.
FINANCIAL TABLES TO FOLLOW

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	% Change	2008	2007	% Change
REVENUES:
New vehicle retail sales	$877,669	$1,023,117	(14.2)%	$2,737,732	$2,976,110	(8.0)%
Used vehicle retail sales	262,443	288,420	(9.0)	865,031	865,071	(0.0)
Used vehicle wholesale sales	58,689	84,859	(30.8)	193,412	239,605	(19.3)
Parts and service	188,576	176,391	6.9	572,165	525,592	8.9
Finance and insurance	46,597	52,618	(11.4)	152,012	153,705	(1.1)

Total revenues	1,433,974	1,625,405	(11.8)%	4,520,352	4,760,083	(5.0)%

COST OF SALES:
New vehicle retail sales	821,964	954,434	(13.9)%	2,561,863	2,774,735	(7.7)%
Used vehicle retail sales	234,527	255,092	(8.1)	771,132	761,599	1.3
Used vehicle wholesale sales	59,623	86,264	(30.9)	195,081	240,361	(18.8)
Parts and service	88,241	78,323	12.7	263,667	238,774	10.4

Total cost of sales	1,204,355	1,374,113	(12.4)%	3,791,743	4,015,469	(5.6)%

GROSS PROFIT	229,619	251,292	(8.6)%	728,609	744,614	(2.1)%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	189,209	193,511	(2.2)	579,608	578,511	0.2

DEPRECIATION AND AMORTIZATION EXPENSE	6,734	5,390	24.9	19,049	15,228	25.1

ASSET IMPAIRMENTS	48,086	346	13,797.7	48,086	702	6,749.9

OPERATING INCOME	(14,410)	52,045	(127.7)%	81,866	150,173	(45.5)%

OTHER INCOME (EXPENSE):
Floorplan interest expense	(11,236)	(11,518)	(2.4)	(35,636)	(34,906)	2.1
Other interest expense, net	(7,199)	(5,695)	26.4	(22,103)	(16,356)	35.1
Gain (Loss) on redemption of senior subordinated notes	495	(1,596)	(131.0)	904	(1,596)	(156.6)
Other income (expense), net	(41)	187	(121.9)	273	377	(27.6)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(32,391)	33,423	(196.9)%	25,304	97,692	(74.1)%

PROVISION (BENEFIT) FOR INCOME TAXES	(11,820)	12,592	(193.9)	10,280	34,940	(70.6)

INCOME FROM CONTINUING OPERATIONS	(20,571)	20,831	(198.8)%	15,024	62,752	(76.1)%

DISCONTINUED OPERATIONS:
Loss related to discontinued operations	—	(18)	(100.0)	(3,481)	(400)	770.3
Income tax benefit related to loss on discontinued operations	—	3	(100.0)	1,478	127	1,063.8

LOSS RELATED TO DISCONTINUED OPERATIONS	—	(15)	(100.0)%	(2,003)	(273)	633.7%

NET INCOME (LOSS)	$(20,571)	$20,816	(198.8)%	$13,021	$62,479	(79.2)%

DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (Loss) per share from continuing operations	$(0.91)	$0.90	(201.1)%	$0.66	$2.64	(75.0)%
Loss per share related to discontinued operations	—	$—	—	(0.09)	(0.01)	(800.0)

Earnings (Loss) per share	$(0.91)	$0.90	(201.1)%	$0.57	$2.63	(78.3)%

Weighted average diluted shares outstanding	22,716	23,229	(2.2)%	22,641	23,730	(4.6)%

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	September 30,	December 31,
	2008	2007	% Change
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$42,207	$34,248	23.2%
Contracts in transit and vehicle receivables, net	89,511	189,400	(52.7)
Accounts and notes receivable, net	71,719	82,698	(13.3)
Inventories	856,921	878,168	(2.4)
Assets related to discontinued operations	—	30,531	(100.0)
Deferred income taxes	19,943	18,287	9.1
Prepaid expenses and other current assets	20,877	29,651	(29.6)

Total current assets	1,101,178	1,262,983	(12.8)
PROPERTY AND EQUIPMENT, net	536,942	427,223	25.7
GOODWILL AND OTHER INTANGIBLES	771,022	787,245	(2.1)
OTHER ASSETS	23,978	28,730	(16.5)

Total assets	$2,433,120	$2,506,181	(2.9)%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Floorplan notes payable — credit facility	$697,399	$648,469	7.5%
Floorplan notes payable — manufacturer affiliates	138,321	170,911	(19.1)
Current maturities of long-term debt	13,635	12,260	11.2
Accounts payable	94,114	111,458	(15.6)
Liabilities related to discontinued operations	—	35,180	(100.0)
Accrued expenses	99,711	100,000	(0.3)

Total current liabilities	1,043,180	1,078,278	(3.3)
2.25% CONVERTIBLE SENIOR NOTES	282,365	281,915	0.2
8.25% SENIOR SUBORDINATED NOTES	72,889	100,273	(27.3)
MORTGAGE FACILITY, net of current maturities	170,937	124,633	37.2
OTHER REAL ESTATE RELATED AND LONG-TERM DEBT, net of current maturities	36,587	6,104	499.4
CAPITAL LEASE OBLIGATIONS RELATED TO REAL ESTATE, net of current maturities	39,816	26,913	47.9
ACQUISITION LINE	15,000	135,000	(88.9)
DEFERRED INCOME TAXES	20,406	6,849	197.9
LIABILITIES FROM INTEREST RISK MANAGEMENT ACTIVITIES	17,627	16,188	8.9
OTHER LIABILITIES	32,493	29,016	12.0

Total liabilities before deferred revenues	1,731,300	1,805,169	(4.1)

DEFERRED REVENUES	11,826	16,531	(28.5)

STOCKHOLDERS’ EQUITY:
Common stock	256	255	0.4
Additional paid-in capital	291,925	293,675	(0.6)
Retained earnings	506,067	502,783	0.7
Accumulated other comprehensive loss	(13,939)	(9,560)	45.8
Treasury stock	(94,315)	(102,672)	(8.1)

Total stockholders’ equity	689,994	684,481	0.8

Total liabilities and stockholders’ equity	$2,433,120	$2,506,181	(2.9)%

BALANCE SHEET DATA:
Working capital	$57,998	$184,705
Current ratio	1.06	1.17

Long-term debt to capitalization	48%	50%
Excluding real estate related debt	37%	45%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

		Three Months Ended		Nine Months Ended,
		September 30,		September 30,
		2008	2007	2008	2007
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
Region	Geographic Market
Eastern	Massachusetts	12.9%	13.1%	12.1%	12.4%
	New Jersey	7.1	5.6	6.9	5.5
	New York	4.0	2.7	4.2	2.5
	New Hampshire	3.9	3.9	3.6	3.8
	Louisiana	2.9	3.9	3.2	3.9
	Georgia	3.4	3.7	3.4	3.6
	Florida	2.3	3.4	2.5	3.6
	Mississippi	1.6	1.5	1.6	1.6
	Alabama	0.9	0.7	0.9	0.9
	Maryland	0.8	—	0.5	—
	South Carolina	0.3	—	0.3	—

		40.1	38.5	39.2	37.8

Central	Texas	31.0	32.3	32.1	31.8
	Oklahoma	9.6	10.0	9.5	10.0
	Kansas	1.4	1.0	1.3	1.0

		42.0	43.3	42.9	42.8

Western	California	16.2	16.5	16.2	17.9

International	United Kingdom	1.7	1.7	1.7	1.5

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		34.2%	37.8%	34.9%	36.8%
Honda/Acura		14.5	12.7	14.2	12.4
Nissan/Infiniti		13.5	12.2	13.1	12.6
Ford		9.8	12.5	10.3	13.0
BMW/Mini		9.4	6.7	8.5	6.5
Chrysler		5.1	7.6	5.9	7.6
Mercedes-Benz		6.0	2.7	5.7	2.9
GM		4.9	5.5	4.8	5.6
Other		2.6	2.3	2.6	2.6

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT OTHER MIX:
Import		56.8%	56.7%	56.8%	56.2%
Luxury		25.4	19.8	24.3	19.8
Domestic		17.8	23.5	18.9	24.0

		100.0%	100.0%	100.0%	100.0%

Car		56.4%	54.5%	57.9%	54.0%
Truck		43.6	45.5	42.1	46.0

		100.0%	100.0%	100.0%	100.0%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	% Change	2008	2007	% Change
REVENUES:
New vehicle retail sales	$877,669	$1,023,117	(14.2)%	$2,737,732	$2,976,110	(8.0)%

Used vehicle retail sales	262,443	288,420	(9.0)	865,031	865,071	(0.0)
Used vehicle wholesale sales	58,689	84,859	(30.8)	193,412	239,605	(19.3)

Total used	321,132	373,279	(14.0)	1,058,443	1,104,676	(4.2)
Parts and service	188,576	176,391	6.9	572,165	525,592	8.9
Finance and insurance	46,597	52,618	(11.4)	152,012	153,705	(1.1)

Total	$1,433,974	$1,625,405	(11.8)%	$4,520,352	$4,760,083	(5.0)%

GROSS MARGIN:
New vehicle retail sales	6.3%	6.7%		6.4%	6.8%

Used vehicle retail sales	10.6	11.6		10.9	12.0
Used vehicle wholesale sales	(1.6)	(1.7)		(0.9)	(0.3)
Total used	8.4	8.6		8.7	9.3
Parts and service	53.2	55.6		53.9	54.6
Finance and insurance	100.0	100.0		100.0	100.0
Total	16.0%	15.5%		16.1%	15.6%

GROSS PROFIT:
New vehicle retail sales	$55,705	$68,683	(18.9)%	$175,869	$201,375	(12.7)%

Used vehicle retail sales	27,916	33,328	(16.2)	93,899	103,472	(9.3)
Used vehicle wholesale sales	(934)	(1,405)	33.5	(1,669)	(756)	120.8

Total used	26,982	31,923	(15.5)	92,230	102,716	(10.2)
Parts and service	100,335	98,068	2.3	308,498	286,818	7.6
Finance and insurance	46,597	52,618	(11.4)	152,012	153,705	(1.1)

Total	$229,619	$251,292	(8.6)%	$728,609	$744,614	(2.1)%

UNITS SOLD:
Retail new vehicles sold	28,661	34,185	(16.2)%	89,548	99,455	(10.0)%

Retail used vehicles sold	15,057	16,440	(8.4)	48,945	50,300	(2.7)
Wholesale used vehicles sold	9,399	12,060	(22.1)	29,651	34,363	(13.7)

Total used	24,456	28,500	(14.2)%	78,596	84,663	(7.2)%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,944	$2,009	(3.2)%	$1,964	$2,025	(3.0)%

Used vehicle retail sales	1,854	2,027	(8.5)	1,918	2,057	(6.8)
Used vehicle wholesale sales	(99)	(117)	15.4	(56)	(22)	154.5
Total used	1,103	1,120	(1.5)	1,173	1,213	(3.3)
Finance and insurance (per retail unit)	$1,066	$1,039	2.6%	$1,098	$1,026	7.0%

OTHER:
SG&A expenses	$189,209	$193,511	(2.2)%	$579,608	$578,511	0.2%
SG&A as % revenues	13.2%	11.9%		12.8%	12.2%
SG&A as % gross profit	82.4%	77.0%		79.5%	77.7%
Operating margin	(1.0)%	3.2%		1.8%	3.2%
Pretax income margin	(2.3)%	2.1%		0.6%	2.1%

Floorplan interest	(11,236)	(11,518)	(2.4)	(35,636)	(34,906)	2.1
Floorplan assistance	7,383	10,022	(26.3)	22,948	28,514	(19.5)

Net floorplan (expense) income	$(3,853)	$(1,496)	157.6%	$(12,688)	$(6,392)	98.5%

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	% Change	2008	2007	% Change
REVENUES:
New vehicle retail sales	$832,839	$1,014,879	(17.9)%	$2,597,363	$2,940,057	(11.7)%

Used vehicle retail sales	246,664	286,456	(13.9)	813,002	849,833	(4.3)
Used vehicle wholesale sales	54,422	82,978	(34.4)	179,956	233,922	(23.1)

Total used	301,086	369,434	(18.5)	992,958	1,083,755	(8.4)
Parts and service	176,017	174,158	1.1	533,574	515,311	3.5
Finance and insurance	45,281	52,304	(13.4)	148,183	152,308	(2.7)

Total	$1,355,223	$1,610,775	(15.9)%	$4,272,078	$4,691,431	(8.9)%

GROSS MARGIN:
New vehicle retail sales	6.3%	6.7%		6.4%	6.8%

Used vehicle retail sales	10.7	11.6		11.0	11.9
Used vehicle wholesale sales	(1.1)	(1.5)		(0.7)	(0.1)
Total used	8.6	8.6		8.9	9.3
Parts and service	53.3	55.6		53.9	54.6
Finance and insurance	100.0	100.0		100.0	100.0
Total	16.0%	15.5%		16.1%	15.6%

GROSS PROFIT:
New vehicle retail sales	$52,369	$68,230	(23.2)%	$165,262	$198,645	(16.8)%

Used vehicle retail sales	26,429	33,132	(20.2)	89,520	101,320	(11.6)
Used vehicle wholesale sales	(573)	(1,226)	53.3	(1,328)	(328)	304.9

Total used	25,856	31,906	(19.0)	88,192	100,992	(12.7)
Parts and service	93,788	96,886	(3.2)	287,796	281,270	2.3
Finance and insurance	45,281	52,304	(13.4)	148,183	152,308	(2.7)

Total	$217,294	$249,326	(12.8)%	$689,433	$733,215	(6.0)%

UNITS SOLD:
Retail new vehicles sold	27,736	33,922	(18.2)%	86,785	98,294	(11.7)%

Retail used vehicles sold	14,505	16,325	(11.1)	47,261	49,338	(4.2)
Wholesale used vehicles sold	9,063	11,845	(23.5)	28,671	33,618	(14.7)

Total used	23,568	28,170	(16.3)%	75,932	82,956	(8.5)%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,888	$2,011	(6.1)%	$1,904	$2,021	(5.8)%

Used vehicle retail sales	1,822	2,030	(10.2)	1,894	2,054	(7.8)
Used vehicle wholesale sales	(63)	(104)	39.4	(46)	(10)	(360.0)
Total used	1,097	1,133	(3.2)	1,161	1,217	(4.6)
Finance and insurance (per retail unit)	$1,072	$1,041	3.0%	$1,105	$1,032	7.1%

OTHER:
SG&A expenses	$179,814	$190,882	(5.8)%	$549,361	$561,724	(2.2)%
SG&A as % revenues	13.3%	11.9%		12.9%	12.0%
SG&A as % gross profit	82.8%	76.6%		79.7%	76.6%
Operating margin	2.3%	3.3%		2.9%	3.3%

Floorplan interest	(10,742)	(11,266)	4.7	(33,821)	(33,896)	0.2
Floorplan assistance	7,361	9,831	(25.1)	22,925	27,796	(17.5)

Net floorplan (expense) income	$(3,381)	$(1,435)	(135.6)%	$(10,896)	$(6,100)	(78.6)%

(1)	Same store amounts include the results for the identical months in each period presented in the comparison, commencing with the first full month we owned the dealership and, in the case of dispositions, ending with the last full month we owned it. Same store results also include the activities of our corporate office.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures
(Unaudited)
(Dollars in thousands, except per share amounts)
NET INCOME FROM CONTINUING OPERATIONS RECONCILIATION:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	% Change	2008	2007	% Change
As reported	$(20,571)	$20,831	(198.8)%	$15,024	$62,752	(76.1)%
Adjustments:
Lease Terminations	135	57		670	2,823
Non-Cash Asset Impairments Charges	30,174	215		30,174	450
(Gain) Loss on Bond Redemption	(303)	995		(555)	995

Adjusted (1)	$9,435	$22,098	(57.3)%	$45,313	$67,020	(32.4)%
DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	% Change	2008	2007	% Change
Earnings per share from continuing operations	$(0.91)	$0.90	(201.1)%	$0.66	$2.64	(75.0)%
Adjustments:
Lease Terminations	0.01	—		0.03	0.12
Non-Cash Asset Impairments Charges	1.33	0.01		1.33	0.02
(Gain) Loss on Bond Redemption	(0.01)	0.04		(0.02)	0.04

Adjusted (1)	$0.42	$0.95	(55.8)%	$2.00	$2.82	(29.1)%

(1)	Adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations means net income from continuing operations or diluted earnings per share from continuing operations, as the case may be, plus the adjustments noted above. We use adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations in our evaluation of the performance of the company, as we believe that they provide additional information regarding the performance of our operations. We believe the presentation of these measures is relevant and useful to investors because they improve period-to-period comparability and are more reflective of our operating performance. Neither of these measures is a measure of financial performance under GAAP. Accordingly, they should not be considered as substitutes for net income from continuing operations or diluted earnings per share from continuing operations prepared in accordance with GAAP. Although we find these non-GAAP results useful in evaluating the performance of our business, our reliance on these measures is limited because the adjustments often have a material impact on our net income from continuing operations and diluted earnings per share from continuing operations calculated in accordance with GAAP. Therefore, we typically use these adjusted numbers in conjunction with our GAAP results to address these limitations.